Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

•	Affinion Group, Inc. (DE)
•	Affinion Net Patents, Inc. (DE)
•	Affinion Group, LLC (DE)
•	Affinion Developments, LLC (DE)
•	Alclear Holdings, LLC (DE)
•	Affinion Benefits Group, LLC (DE)
•	Affinion Data Services, Inc. (DE)
•	Affinion Investments, LLC (DE)
•	Affinion Publishing, LLC. (DE)
•	CCAA Corporation (DE)
•	Long Term Preferred Care, Inc. (TN)
•	Trilegiant Corporation (DE)
•	Cardwell Agency Inc. (VA)
•	SafeCard Services Insurance Company (ND)
•	Trilegiant Insurance Services, Inc. (DE)
•	Connexions Loyalty, Inc. (f/k/a Affinion Loyalty Group, Inc.) (DE)
•	Affinion Investments II, LLC (DE) (f/k/a Connexions Loyalty, LLC)
•	Connexions Loyalty Acquisition, LLC (f/k/a Affinion Loyalty Acquisition, LLC) (DE)
•	Loyalty Travel Agency LLC (DE)
•	Connexions Loyalty Travel Solutions LLC (DE)
•	International Travel Fulfillment LLC (DE)
•	Trilegiant Retail Services, Inc. (DE)
•	Trilegiant Auto Services, Inc. (WY)
•	Travelers Advantage Services, LLC (formerly Travelers Advantage Services, Inc.) (DE)
•	WatchGuard Registration Services, Inc. (IN)
•	CUC Asia Holdings (DE Partnership)
•	Global Protection Solutions, LLC (DE)
•	Webloyalty Holdings, Inc. (DE)
•	Webloyalty.com, Inc. (DE)
•	Lift Media, LLC (DE)
•	Prospectiv Direct, Inc. (DE)
•	PD Payroll LLC (DE)
•	Affinion Brazil Holdings I, LLC (DE)
•	Affinion Brazil Holdings II, LLC (DE)
•	BreakFive, LLC (DE)
•	Affinion International Servicos de Fidelidade e Corretora de Seguras LTDA (Brazil)
•	Arobase S.r.l. (Italy)

•	Affinion International Holdings Limited (UK)
•	Affinion International Limited (UK) (has a French branch)
•	Bassae Holding B.V. (The Netherlands)
•	Affinion International Assurances SARL (France)
•	Affinion International Voyages SARL (France)
•	Affinion International B.V. (The Netherlands)
•	Affinion International S.r.1. (Italy)
•	Affinion International Holding S.r.l. (Italy)
•	Affinion International Insurance Broker S.r.l. (Italy)
•	Affinion International, S.L. Sociedad Unipersonal (Spain)
•	Affinion International Holdco (Proprietary) Limited (South Africa)
•	Cims South Africa (Proprietary) Limited (South Africa) (50% owned)
•	Affinion International Travel Holdco Limited (UK)
•	Affinion International Travel Limited (UK)
•	Affinion International Travel BVBA (Belgium)
•	Affinion International Travel Limited (Ireland)
•	PTG Professional Travel GmbH (Germany)
•	Affinion International OY AB (Finland)
•	Affinion International AS (Norway)
•	Affinion International AB (Sweden)
•	Affinion International ApS (Denmark)
•	Affinion International GmbH (Germany)
•	Loyaltybuild Limited (Ireland)
•	Cims Limited (UK)(non-trading)
•	Entertainment Publications Limited (UK)
•	Entertainment Publications of Argentina, S.A. (Argentina) INACTIVE ---(local)
•	Entertainment Publications de Mexico, S.A. de C.V. (Mexico) INACTIVE ---(local)
•	Credit Card Sentinel Ltd. (UK)
•	Credit Card Sentinel Sweden AB (Sweden)
•	TZM Limited (New Zealand) ---(local)
•	Lapback AS ((Norway) minority ownership of 30%)
•	Webloyalty International Limited (UK)
•	WL France SAS (France)
•	Webloyalty International Sarl (Switzerland)
•	Webloyalty Holdings Cooperatief U.A. (The Netherlands)
•	Webloyalty International S.L. (Spain)
•	Webloyalty International S.r.1. (Italy)
•	Loyalty Ventures Limited (UK)
•	Affinion Suscripcion SL (Spain)

•	Bassae Bireysel Ürünler Satiş ce Pazarlama A.S. (Turkey) (known as “back-up”)
•	Bofis Turizm ve Ticaret A.S. (Turkey) (known as “Travel”)
•	Affinion Mobile Solutions Proprietary Limited (South Africa)